UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 11, 2016
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 11, 2016, the Board of Directors (the Board) of Qualcomm Incorporated (the Company) amended and restated the Company’s Amended and Restated Bylaws (the Bylaws) as follows:

Modifications to the Company’s Existing Proxy Access Provisions

As previously disclosed, on December 7, 2015, the Board amended the Bylaws to implement proxy access, permitting a stockholder (or a group of up to 20 stockholders) that has owned at least 3% of the Company’s stock for at least 3 years to include their own nominees for board membership in the Company’s proxy materials (up to 20% of the Board).

Following discussions with and input from a number of the Company’s institutional stockholders, on July 11, 2016, the Board amended the proxy access provisions. The principal amendments were to:

•	Change the maximum number of stockholder nominees from 20% of the Board to the greater of two or 20% of the Board;

•	Remove the clause which provided that a stockholder nominee whom the Board decides to nominate as one of its own nominees counts against the maximum number of stockholder nominees;

•	Remove the requirement that each nominating stockholder provide a representation that it intends to hold its shares for at least one year following the annual meeting;

•	Remove the clause that provided that a stockholder nominee who does not receive at least 25% support will be prohibited from being a stockholder nominee for the next two annual meetings; and

•	Remove the clause which provided that each nominating stockholder who has one of its stockholder nominees elected to the Board may not nominate other candidates for the next two annual meetings.

New Exclusive Forum Provision

Also on July 11, 2016, the Board amended the Bylaws to add a new Article XVI (the Exclusive Forum Provision), which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of any such breach of fiduciary duty; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (DGCL) or the Certificate of Incorporation or Bylaws (as either may be amended from time to time); (iv) any action asserting a claim governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL) shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware; unless said court lacks subject matter jurisdiction, in which case, the Superior Court for the State of Delaware).

If any action subject to the Exclusive Forum Provision is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the Exclusive Forum Provision and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in such action as agent for such stockholder.

The Board determined that adoption of the Exclusive Forum Provision is in the best interests of the Company and its stockholders for a number of reasons, including, among others: reducing the possibility of costly and duplicative multi-forum litigation; attempting to ensure that relevant litigation matters will be heard by courts with significant experience applying Delaware corporate law; and recent case law and statutory developments in Delaware, and case law developments in other jurisdictions, upholding the Board's authority to adopt such bylaw provisions and confirming their validity.

The foregoing summary of the Bylaws is not complete and is subject to, and qualified in its entirety by, the full text of the Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.2	Bylaws of Qualcomm Incorporated, as amended and restated on July 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	July 15, 2016	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of Qualcomm Incorporated, as amended and restated on July 11, 2016.